UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): December 19, 2013

                               CEL-SCI CORPORATION
                        --------------------------------
             (Exact name of registrant as specified in its charter)


     Colorado                         001-11889              84-0916344
----------------------------     ----------------------   ------------------
(State or other jurisdiction     (Commission File No.)      (IRS Employer
   of incorporation)                                      Identification No.)

                              8229 Boone Blvd. #802
                                Vienna, VA 22182
                  --------------------------------------------
          (Address of principal executive offices, including Zip Code)


      Registrant's telephone number, including area code: (703) 506-9460
                                                          --------------


                                       N/A
                  -------------------------------------------
          (Former name or former address if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
   230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
   240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 1.01   Entry Into a Material Definitive Agreement.

     On December 19, 2013, CEL-SCI Corporation (the "Company"), and Laidlaw & Company (UK) Ltd., as the representative of the Underwriters, entered into an underwriting agreement (the "Underwriting Agreement") whereby the Company will issue and sell 4,761,905 shares of the Company's common stock, as well as warrants to purchase an additional 4,761,905 shares of common stock. Each share of common stock is being sold together with a warrant to purchase one share for the combined purchase price of $0.63, minus underwriting discounts and commissions. The common stock and warrants will separate immediately. The warrants are immediately exercisable, expire October 11, 2018 and have an exercise price of $1.25. The warrants have been approved for an unpriced quotation on the OTC Bulletin Board under the symbol "CSCIW," however no market for the warrants has developed as of the date hereof. The offering is expected to close on or about December 24, 2013, subject to customary closing conditions

      The Company has granted the Underwriters a 45-day option to purchase up to 476,190 additional shares of common stock and warrants to purchase up to 476,190 additional shares of common stock, for the combined purchase price of $0.63 for one share and one warrant, minus underwriting discounts and commissions in accordance with the terms set forth in the Underwriting Agreement.

     The net proceeds from the offering are expected to be approximately $2,710,000, after deducting the underwriting discounts and commissions and estimated expenses payable by the Company, and without giving effect to the exercise of the Underwriters' over-allotment option.

      Pursuant to the Underwriting Agreement, subject to certain exceptions, the Company, and its directors and officers have agreed not to sell or otherwise dispose of any of the Company's Common Stock held by them for a period ending 60 days after the date of the Underwriting Agreement without first obtaining the written consent of Laidlaw & Company (UK) Ltd., as representative of the Underwriters, subject to certain exceptions.

     The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. These representations, warranties and covenants are not factual information to investors about the Company.

     The offering is being made pursuant to the Registration Statement and Prospectus Supplement discussed below under Item 8.01. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Hart & Hart, LLC relating to the legality of the issuance and sale of the shares and warrants in the offering is attached as Exhibit 5 hereto.

     On December 18, 2013, the Company issued a press release announcing that it had commenced the offering. A copy of this press release is attached hereto as
Exhibit 99.1. On December 19, 2013, the Company issued a press release announcing that it had priced the offering. A copy of the press release is attached hereto as Exhibit 99.2.

Item 8.01   Other Events.

     On December 19, 2013, the Company filed with the Securities Exchange Commission (the "Commission") a prospectus supplement (the "Prospectus
Supplement") to the prospectus (the "Prospectus") included as part of the Company's registration statement on Form S-3 declared effective by the


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Commission  on  February  28,  2013  (File No.  333-186103)  (the  "Registration
Statement"), pursuant to which the Company will sell, in an underwritten offering, 4,761,905 shares of the Company's common stock, as well as warrants to purchase an additional 4,761,905 shares of common stock.

     Prospective investors should read the Registration Statement, the Prospectus dated December 17, 2013 which was filed with the Commission on December 18, 2013, and the Prospectus Supplement, and all documents incorporated by reference by the foregoing.

     This transaction mentioned in Item 1.01 of this report caused the following adjustment to the securities sold in CEL-SCI's August 2008 financing:

     o The Series N warrants now allow the holders to purchase up to 2,951,419 shares of CEL-SCI's common stock at a price of $0.53 per share; and

     o an additional 798.481 shares of common stock were issued to one investor which participated in the August 2008 financing.


Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit     Description

1.1 Underwriting Agreement dated December 19, 2013, by and among CEL-SCI Corporation and the Underwriters named in Schedule I thereto.

5         Opinion of Hart & Hart, LLC

23        Consent of Hart & Hart, LLC

99.1      Press Release dated December 18, 2013.

99.2      Press Release dated December 19, 2013.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December 19, 2013
                                 CEL-SCI CORPORATION



                                 By:  /s/ Patricia B. Prichep
                                      ---------------------------------
                                      Patricia B. Prichep
                                      Senior Vice President of Operations



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